Exhibit 99.1

Solid Biosciences Announces Pricing of Underwritten Offering

CHARLESTOWN, Massachusetts, February 18, 2025 – Solid Biosciences Inc. (Nasdaq: SLDB) (the “Company” or “Solid”), a life sciences company developing precision genetic medicines for neuromuscular and cardiac diseases, today announced the pricing of an underwritten offering of 35,739,810 shares of its common stock at an offering price of $4.03 per share and, in lieu of common stock to certain investors, pre-funded warrants to purchase 13,888,340 shares of common stock at an offering price of $4.029 per pre-funded warrant. The aggregate gross proceeds of the offering are expected to be approximately $200.0 million, before deducting underwriting discounts and commissions and other offering expenses. Each pre-funded warrant will have an exercise price of $0.001 per share, will be exercisable immediately and will be exercisable until all of the pre-funded warrants are exercised in full. All of the securities in the offering are being sold by Solid. The offering is expected to close on or about February 19, 2025, subject to the satisfaction of customary closing conditions.

The financing includes new and existing investors, including Adage Capital Partners LP, Bain Capital Life Sciences, Invus, Perceptive Advisors, RA Capital Management, TCGX, Venrock Healthcare Capital Partners, Vestal Point Capital, a U.S.-based life-sciences focused institutional investor, a major mutual fund and a large investment management firm.

Jefferies, Leerink Partners and William Blair are acting as joint book-running managers for the offering. H.C. Wainwright & Co. is acting as lead manager for the offering.

The securities are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-277871) that was declared effective by the Securities and Exchange Commission (“SEC”) on May 17, 2024. The offering is being made only by means of a prospectus supplement and the accompanying prospectus that form a part of the registration statement. A final prospectus supplement relating to the offering will be filed with the SEC. When available, copies of the prospectus supplement and the accompanying prospectus may also be obtained by contacting: Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at (877) 821-7388, or by email at prospectus_department@jefferies.com; Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@leerink.com; or William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, Illinois 60606, by telephone at (800) 621-0687 or by email at prospectus@williamblair.com.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy these securities, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Solid Biosciences

Solid Biosciences is a precision genetic medicine company focused on advancing a portfolio of gene therapy candidates targeting rare neuromuscular and cardiac diseases, including Duchenne muscular dystrophy (Duchenne), Friedreich’s ataxia (FA), catecholaminergic polymorphic ventricular tachycardia (CPVT), TNNT2-mediated dilated cardiomyopathy, BAG3-mediated dilated cardiomyopathy, and additional fatal, genetic cardiac diseases. The Company is also focused on developing innovative libraries of genetic regulators and other enabling technologies with promising potential to significantly impact gene therapy delivery cross-industry. Solid is advancing its diverse pipeline and delivery platform in the pursuit of uniting experts in science, technology, disease management, and care. Patient-focused and founded by those directly impacted by Duchenne, Solid’s mission is to improve the daily lives of patients living with devastating rare diseases.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as those, among others, relating to the Company’s plans to consummate its offering, including the satisfaction of customary closing conditions relating to the offering and the expected closing of the offering. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,”

“potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on its forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company makes as a result of various risks and uncertainties, including but not limited to, market and other financial conditions, the satisfaction of customary closing conditions related to the offering, the Company’s ability to advance its product candidates, whether our cash resources will be sufficient to fund the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements on its expected timeline and the impact of general economic, industry or political conditions in the United States or internationally. Additional risks and uncertainties relating to the offering, the Company and its business can be found under the caption “Risk Factors” included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and other filings that the Company may make with the SEC in the future. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

Solid Biosciences Investor Contact:

Nicole Anderson

Director, Investor Relations and Corporate Communications

Solid Biosciences Inc.

investors@solidbio.com

Media Contact:

Glenn Silver

FINN Partners

glenn.silver@finnpartners.com